As filed with the Securities and Exchange Commission on February 12, 1998

                             Registration Statement No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                       _________________________
                               FORM S-3

                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                       _________________________

                       Anika Therapeutics, Inc.
        (Exact name of Registrant as specified in its charter)

            Massachusetts                             04-3145961
      (State of incorporation)         (I.R.S. Employer Identification Number)
                        236 West Cummings Park
                      Woburn, Massachusetts 01801
                            (781) 932-6616

(Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)
                    _______________________________

                           J. Melville Engle
                              President
                       Anika Therapeutics, Inc.
                        236 West Cummings Park
                      Woburn, Massachusetts 01801
                            (781) 932-6616

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                     ____________________________

                            With copies to:
                         H. DAVID HENKEN, ESQ.
                         Goodwin, Procter & Hoar  LLP
                                Exchange Place
                                53 State Street
                       Boston, Massachusetts 02109-2881
                                (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

 If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. o

 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______________

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o ______________

 If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  o       ____________________________

                    CALCULATION OF REGISTRATION FEE

=============================================================================
Title of     Amount        Proposed          Proposed
Shares       to be         Maximum Offering  Maxumum Aggregate Amount of
to be        Registered    Offering Price    Offering          Registration
Registered                 Per Share (1)(2)  Price (1)(2)      Fee
----------------------------------------------------------------------------
Common Stock,
$.01 par     203,700       $7.969            $1,623,285        $478.87
value per    shares
share
============================================================================
(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.
(2)  Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the bid and ask prices  per share of Common Stock on the NASDAQ National Market System on February 10, 1998.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                          203,700 Shares


                     anika therapeutics, inc.

                              [LOGO]

                           Common Stock

                          _______________

    This prospectus relates to the offer and sale of 203,700 shares of common stock, $.01 par value per share ("Common Stock"), of Anika Therapeutics, Inc. ("Anika" or the "Company") issued upon the exercise of warrants to purchase Common Stock by a warrantholder of the Company (the "Selling Stockholder"). See "Selling Stockholders" and "Plan of Distribution."

    The Common Stock is quoted on NASDAQ Automated Quotation National Market system ("NASDAQ") under the trading symbol "ANIK."
                           _______________

        See "Risk Factors" beginning on page 4 for a discussion of certain risk factors which should be considered by prospective investors in purchasing shares of Common Stock offered hereby.
                           _______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           _______________

    The 203,700 shares of Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Stockholder on NASDAQ on terms to be determined at the times of such sales. The Selling Stockholder may also make private sales directly or through a broker or brokers. Alternatively, the Selling Stockholder may from time to time offer Shares offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Stockholder and/or the purchasers of the Shares offered hereby for whom such underwriters, dealers or agents may act.
The Company is registering the Shares to satisfy the Company's contractual obligations to the Selling Stockholder to use reasonable efforts to register such Shares, but the registration of the Shares does not necessarily mean that any of the Shares will be offered or sold hereunder. See "Selling Stockholders" and "Plan of Distribution."

    The Selling Stockholder and any dealers or agents that participate in the distribution of the Securities offered hereby may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of such Shares offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

    The Company received proceeds in the amount of $668,136 upon exercise of the Warrants (as defined herein). Such proceeds will be added to the Company's working capital and used for general corporate purposes. The Company will not otherwise receive any of the proceeds from the sale of Common Stock offered hereby. The Company has agreed to bear all of the expenses in connection with the registration and sale of the Shares (other than underwriting discounts and selling commissions, any applicable transfer taxes and the fees and expenses of counsel or other advisors to the Selling Stockholder).
                           _______________

    ORTHOVISC , HYVISC and INCERT are registered trademarks of the Company. All other trademarks, servicemarks or tradenames referred to in this Prospectus, including AMVISC , AMVISC Plus and OSSIGEL , are the property of their respective owners.

           The date of this Prospectus is February 12, 1998

                      AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Company is required to file electronic versions of these reports, proxy statements and other information with the Commission via the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") System. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains all EDGAR filings. In addition, the Common Stock is listed on NASDAQ under the symbol "ANIK" and the aforementioned materials may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:
(i) the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1996, (ii) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended November 30, 1996, March 31, 1997, June 30, 1997 and September 30, 1997, (iii) the Company's Transition Report on Form 10-QSB for the transition period from September 1, 1996 to December 31, 1996, (iv) the Company's Current Report on Form 8-K dated December 4, 1996, and (v) the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 10, filed on March 5, 1993, as amended and updated by the description of the Common Stock contained in the Company's Registration Statement on Form SB-2, filed on October 29, 1997, including all amendments and reports updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Written requests for such copies should be directed to Chief Financial Officer, Anika Therapeutics, Inc., 236 West Cummings Park, Woburn, Massachusetts 01801 (Telephone: 781-932-6616).

    Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           THE COMPANY

    Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products and devices intended to promote the protection and healing of bone, cartilage and soft tissue. These products are based on hyaluronic acid ("HA"), a naturally-occurring, biocompatible polymer found throughout the body. Due to its unique biophysical and biochemical properties, HA plays an important role in a number of physiological functions such as the protection and lubrication of soft tissues and joints, the maintenance of the structural integrity of tissues, and the transport of molecules to and within cells. The Company has been developing HA and HA based products since 1983. The
Company's currently marketed products consist of ORTHOVISC , which is an HA product used in the treatment of some forms of osteoarthritis ("OA") in humans and HYVISC , which is an HA product used in the treatment of equine osteoarthritis. ORTHOVISC is currently approved for marketing in Canada and Europe; in the U.S. ORTHOVISC is currently limited to investigational use only. The Company manufactures AMVISC and AMVISC Plus , which are HA products used as viscoelastic supplements in ophthalmic surgery, for Chiron Vision, a subsidiary of Chiron Corporation. The Company is currently developing INCERT , which is an HA based product designed for use in the prevention of post-surgical adhesions. In addition, the Company is collaborating with Orquest, Inc. to develop OSSIGELTM, an injectable formulation of basic fibroblast growth factor combined with HA designed to accelerate the healing of bone fractures.

    The Company was a division of MedChem Products, Inc. ("MedChem") until 1993. The Company was incorporated under the laws of Massachusetts and became an independent publicly-traded entity in May 1993 when MedChem distributed all of the then outstanding shares of Common Stock of the Company to MedChem stockholders as a dividend. The Company's principal executive offices are located at 236 West Cummings Park, Woburn, Massachusetts 01801, and its telephone number is (781) 932-6616.

    As used in this Prospectus, the terms "Anika" and the "Company" refer to Anika Therapeutics, Inc. and its predecessor unless the context otherwise requires.

    This Prospectus, including the information incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company's actual results could differ materially from those projected in the forward-looking statements set forth in this Prospectus including the information incorporated herein by reference. Investors should carefully consider the discussion of risk factors below, in addition to the other information contained in this Prospectus, in connection with an investment in the Shares offered hereby.


                           RISK FACTORS

    In addition to the other information contained or incorporated by reference in this Prospectus, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus.

History of Losses; Uncertainty of Future Profitability

  The Company incurred annual operating losses since its inception in May 1993 until the year ended December 31, 1997. The continued development of the Company's products will require the commitment of substantial resources to conduct research and preclinical and clinical development programs, and to establish sales and marketing capabilities. The Company incurred substantial and increasing operating losses through December 31, 1996 and, although the Company had net income of $285,916 for the nine-month period ended December
31, 1997, the ability of the Company to reach sustained profitability is highly uncertain. To achieve sustained profitability the Company must, among other things, successfully complete development of certain of its products, obtain regulatory approvals and establish sales and marketing capabilities for certain of its products. There can be no assurance that the Company will be able to achieve sustained profitability.

Competition

  The Company competes with many companies, including large pharmaceutical companies and specialized medical products companies. Many of these companies have substantially greater financial and other resources, larger research and development staffs, more extensive marketing and manufacturing organizations and more experience in the regulatory process than the Company. The Company also competes with academic institutions, governmental agencies and other research organizations which may be involved in research, development and commercialization of products. Because a number of companies are developing HA products for similar applications, the successful commercialization of a particular product will depend in part upon the ability of the Company to complete clinical studies and obtain marketing and foreign regulatory approvals from the United States Food and Drug Administration ("FDA") prior to its competitors. There can be no assurance that the Company will be able to compete against current or future competitors or that competition will not have a material adverse effect on the Company's business, financial condition and results of operations.


Fluctuations in Quarterly Operating Results

  The Company's quarterly operating results may fluctuate as a result of a number of factors, including timing of approvals of new products of the Company, its competitors or its customers, slower-than-anticipated market penetration rates of current products, temporary delays in obtaining certain product components from suppliers and the ability of the Company to establish marketing and distribution arrangements with strategic partners. A significant portion of the Company's expenses is relatively fixed in nature and the Company may not be able to reduce spending in response to shortfalls or delays in revenues. Such shortfalls or delays may result in a material adverse effect on the Company's business, financial condition and results of operations. As a result, the Company believes that period-to-period comparisonsof its results of operations are not necessarily meaningful and should not be relied upon as indicators of future performance. Due to the foregoing factors, it is likely that in one or more future fiscal quarters the Company's operating results may be below the expectations of equity research analysts and investors. Such an occurrence could have a material adverse effect on the market price of the Common Stock.

Comprehensive Government Regulation; No Assurance of FDA Approval

  The Company's products, product development activities, manufacturing processes, and current and future sales and marketing are subject to extensive and rigorous regulation by the FDA and comparable agencies in foreign countries. In the United States, the FDA regulates the marketing, advertising, promotion, and distribution of medical devices, drugs, and biologics, as well as testing, manufacturing, labeling, recordkeeping, and reporting activities for such products.

  Medical products regulated by the FDA are generally classified as devices and/or drugs and/or biologics. Product development and approval within the FDA framework takes a number of years and involves the expenditure of substantial resources. There can be no assurance that the FDA will grant approval for the Company's new products on a timely basis if at all, or that FDA review will not involve delays that will adversely affect the Company's ability to commercialize additional products or expand permitted uses of existing products, or that the regulatory framework will not change, or that additional regulation will not arise at any stage of the Company's product development process which may adversely affect approval of or delay an application or require additional expenditures by the Company. In the event the Company's future products are regulated as human drugs or biologics, the FDA's review process typically would be substantially longer and more expensive than the review process for devices.

  The Company's ORTHOVISC product is currently regulated as a Class III device by the FDA. Class III devices are those that generally must receive pre-market approval by the FDA to ensure their safety and effectiveness (e.g. life-sustaining, life-supporting and implantable or new devices which have not been found to be substantially equivalent to legally marketed devices) and require clinical testing to ensure safety and effectiveness and FDA approval prior to marketing and distribution. In order for the Company to commercially distribute ORTHOVISC in the U.S., it must obtain FDA approval of a Pre-Market Approval Application ("PMA"). The Company submitted a PMA for ORTHOVISC to the FDA for approval on December 31, 1997. The PMA approval process can be expensive, uncertain and lengthy. A number of devices for which pre-market approval has been sought have never been approved for marketing. The review of an application often occurs over a protracted time period and may take two years or more from the filing date to complete. There can be no assurance that the FDA will approve a PMA application for ORTHOVISC on a timely basis, if at all, or that the FDA review will not involve delays that will affect the Company's ability to commercialize additional products or expand permitted uses of existing products. Furthermore, even if granted, the approval may include significant limitations on the indications for use for which the product may be marketed.

  The Company's developmental HA products, including INCERT and HA oligosaccharides, have not obtained regulatory approval in the U.S. for investigational use and/or commercial marketing and sale. The Company believes that INCERT will be regulated as a Class III medical device and HA oligosaccharides will be regulated as a drug, although there can be no assurance that such products will not be otherwise classified. Before undertaking clinical trials in the U.S. to support a PMA, the Company must apply for and obtain FDA and/or institutional review board ("IRB") approval of an investigation device exemption ("IDE"). There can be no assurance that the Company will be permitted to undertake clinical trials of these or other future products in the U.S. or that clinical trials will demonstrate that the products are safe and effective or otherwise satisfy the FDA's pre-market approval requirements. Orquest has not received regulatory approval in the U.S. for the investigational use and/or commercial marketing and sale of OSSIGEL. OSSIGEL may be regulated as a Class III medical device, a biologic, a drug or a combination thereof. There can be no assurance that Orquest will be permitted to undertake clinical trials of OSSIGEL or, if clinical trials are permitted, that such clinical trials will demonstrate that OSSIGEL is safe and effective or otherwise satisfy FDA requirements.

  Once obtained, marketing clearance can be withdrawn by the FDA due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial clearance. The Company may be required to make further filings with the FDA under certain circumstances. The FDA's regulations require agency approval of a PMA supplement for certain changes if they affect the safety and effectiveness of an approved device, including, but not limited to, new indications for use, labeling changes, the use of a different facility to manufacture, process or package the device, changes in manufacturing methods or quality control systems and changes in performance or design specifications. Failure by the Company to receive approval of a PMA supplement regarding the use of a different manufacturing facility or any other change affecting the safety or effectiveness of an approved device on a timely basis, or at all, would have a material adverse effect on the Company's business, financial condition and results of operations. The FDA could also limit or prevent the manufacture or distribution of the Company's products and has the power to require the recall of such products. Significant delay or cost in obtaining, or failure to obtain FDA clearance to market products, any FDA limitations on the use of the Company's products, or any withdrawal or suspension of clearance by the FDA could have a material adverse effect on the Company's business, financial condition and results of operations.

  In addition, all FDA-approved products manufactured by the Company must be manufactured in compliance with FDA's Good Manufacturing Practices ("GMP") regulations or, for medical devices, FDA's Quality System Regulations ("QSR"). Ongoing compliance with GMP, QSR and other applicable regulatory requirements is monitored through periodic inspection by state and federal agencies, including the FDA. The FDA may inspect the Company and its facilities from time to time to determine whether the Company is in compliance with regulations relating to medical device and manufacturing companies, including regulations concerning manufacturing, testing, quality control and product labeling practices. There can be no assurance that the Company will be able to comply with current or future FDA requirements applicable to the manufacture of products.

  FDA regulations depend heavily on administrative interpretation and there can be no assurance that the future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company. In addition, changes in the existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of the Company's products.

  Failure to comply with applicable regulatory requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the FDA to grant pre-market clearance or pre-market approval for devices, withdrawal of approvals and criminal prosecution.

  In addition to regulations enforced by the FDA, the Company is subject to other existing and potential future federal, state, local and foreign regulations. International regulatory bodies often establish regulations governing product standards, packing requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. To enable the Company to market its products in Europe, the Company was required to receive a "CE" marking certification, an international symbol of quality and compliance with the applicable European medical device directive. In October 1996, the Company received an EC Design Examination and an EC Quality System Certificate from a European Notified Body, which entitles the Company to affix a CE marking on ORTHOVISC for the treatment of osteoarthritis in synovial joints. There can be no assurance that the Company will be able to achieve and/or maintain compliance required for CE marking or other foreign regulatory approvals for any or all of its products or that it will be able to produce its products in a timely and profitable manner while complying with applicable requirements. Federal, state, local and foreign regulations regarding the manufacture and sale of medical products are subject to change. The Company cannot predict what impact, if any, such changes might have on its business. The requirements relating to the conduct of clinical trials, product licensing, pricing and reimbursement also vary widely from country to country.

  The process of obtaining approvals from the FDA and other regulatory authorities can be costly, time consuming, and subject to unanticipated delays. There can be no assurance that approvals of the Company's products will be granted or that the Company will have the necessary funds to develop certain of such products. Any failure to obtain, or delay in obtaining, such approvals could adversely affect the ability of the Company to market its products.


Uncertainty Regarding Success of Clinical Trials

  Several of the Company's products, including INCERT and HA oligosaccharides, as well as the products of the Company's collaborative partners, including OSSIGEL, will require clinical trials to determine their safety and efficacy in humans for various conditions. There can be no assurance that the Company or its collaborative partners will not encounter problems that will cause it to delay or suspend clinical trials of any of these products. In addition, there can be no assurance that such clinical trials, if completed, will ultimately demonstrate these products to be safe and efficacious.

Dependence Upon Marketing Partners

  The Company does not plan to directly market and sell its current products to customers. Therefore, the Company's success will be dependent upon the efforts of its marketing partners and the terms and conditions of the Company's relationships with such marketing partners. The Company currently manufactures AMVISC and AMVISC Plus for Chiron Vision under a non-exclusive fixed price, five-year supply agreement which contains stated minimum annual purchase obligations and terminates on December 31, 2001. Since
January 1, 1997, Chiron Vision has purchased AMVISC and AMVISC Plus in amounts substantially in excess of the minimum purchase obligations set forth in the AMVISC supply contract. There can be no assurance that the acquisitions will be consummated or if consummated, that Bausch & Lomb, Inc. will continue to purchase AMVISC and AMVISC Plus at levels beyond the stated minimum annual purchase obligations. Any such decrease in orders under the AMVISC supply contract could have a material adverse effect on the Company's business, financial condition and results of operations. For the nine months ended September 30, 1997 and 1996, AMVISC and AMVISC Plus sales through Chiron Vision accounted for 84% and 90% of net sales, respectively.

  On November 7, 1997, the Company entered into a distribution agreement with Zimmer, Inc., a subsidiary of Bristol-Myers Squibb Company ("Zimmer") for the exclusive marketing and distribution of ORTHOVISC in the United States, Canada and selected countries in the Asia-Pacific region. While the agreement provides for future payments to the Company of up to $20.5 million (which includes the right upon attaining certain milestones, at Zimmer's election, to make an equity investment in the Company equal to the greater of $2.5 million or 9.9% of the then outstanding Common Stock (but not to exceed 19.9% of the then outstanding Common Stock) at a premium to the then current market price), such payments are contingent upon the achievement of certain enumerated regulatory approval and sales milestones. There can be no assurance that such milestones will be met on a timely basis or at all and, accordingly, that any such payments will be received by the Company. In addition, Zimmer has the right to terminate the agreement on August 1, 1998 if certain specified events occur prior to that date and upon payment to Anika of $1.0 million in cash. These circumstances include (i) the failure of Zimmer to sell a stated minimum number of units of ORTHOVISC during the second quarter of 1998 or the failure of a competitor of the Company to report enumerated sales minimums during the first two quarters of 1998, (ii) an FDA requirement of additional clinical trials for ORTHOVISC or the FDA's acceptance for filing by a party other than Anika or its primary competitors of a PMA for an injectable HA product for the treatment of OA in humans without requiring submission of an IDE clinical study to support the application, (iii) both Synvisc and Hyalgan are either voluntarily or involuntarily withdrawn from the U.S. market, or (iv) if Zimmer undergoes a company-wide restructuring prior to June 30, 1998 which results in Zimmer's determination that the knee implant product line is not a core product. There can be no assurance that any of these events will not occur or, if any such event does occur, that Zimmer will not elect to terminate the agreement. Any such termination would have a material adverse effect on the Company's ability to market ORTHOVISC, which may have a material adverse effect on the Company's future operating results.

  The Company will need to obtain the assistance of additional marketing partners for new products which are brought to market and existing products brought to new markets. There can be no assurance that such additional partners will be available or that such partners will agree to market the Company's products on acceptable terms. The failure to establish strategic partnerships for the marketing and distribution of the Company's products on acceptable terms would have a material adverse effect on the Company's business, financial condition and results of operations.


Uncertainty of Market Acceptance of New Products

  The Company's success will depend in part upon the acceptance of the Company's new products by the medical community, hospitals and physicians and other health care providers, and third-party payors. Such acceptance may depend upon the extent to which the medical community perceives the Company's products as safer, more effective or cost-competitive than other similar products. Ultimately, for the Company's new products to gain general market acceptance, it will also be necessary for the Company to develop marketing partners for the distribution of its products. There can be no assurance that the Company's new products will achieve significant market acceptance on a timely basis, or at all. Failure of some or all of the Company's new products to achieve significant market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Patents and Proprietary Technology

  The Company's success will depend, in part, on its ability to obtain and enforce patents, protect trade secrets, obtain licenses to technology owned by third parties when necessary, and conduct its business without infringing the proprietary rights of others. The patent positions of pharmaceutical, medical products and biotechnology firms, including the Company, can be uncertain and involve complex legal and factual questions. There can be no assurance that any patent applications will result in the issuance of patents or, if any patents are issued, whether they will provide significant proprietary protection or commercial advantage, or will not be circumvented by others. In the event a third party has also filed one or more patent applications for any of its inventions, the Company may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office ("PTO") to determine priority of invention (see below), which could result in failure to obtain or the loss of patent protection for the inventions and the loss of any right to use the inventions. Even if the eventual outcome is favorable to the Company, such interference proceedings could result in substantial cost to the Company. Filing and prosecution of patent applications, litigation to establish the validity and scope of patents, assertion of patent infringement claims against others and the defense of patent infringement claims by others can be expensive and time consuming. There can be no assurance that in the event that any claims with respect to any of the Company's patents, if issued, are challenged by one or more third parties, that any court or patent authority ruling on such challenge will determine that such patent claims are valid and enforceable. An adverse outcome in such litigation could cause the Company to lose exclus ivity covered by the disputed rights. If a third party is found to have rights covering products or processes used by the Company, the Company could be forced to cease using the technologies or marketing the products covered by such rights, could be subject to significant liabilities to such third party, and could be required to license technologies from such third party. Furthermore, even if the Company's patents are determined to be valid, enforceable, and broad in scope, there can be no assurance that competitors will not be able to design around such patents and compete with the Company using the resulting alternative technology.

  The Company has a policy of seeking patent protection for patentable aspects of its proprietary technology. The Company co-owns certain United States patents and a patent application which claim certain adhesion prevention uses and certain drug delivery uses of HA, and solely owns patents directed to certain manufacturing processes. The Company also holds an exclusive license from Tufts University to use technologies claimed in a United States patent application which relate to the anti-metastasis applications of HA oligosaccharides. The Company's issued patents expire between 2007 and 2015 and the license expires upon expiration of all related patents. The Company intends to seek patent protection with respect to products and processes developed in the course of its activities when it believes such protection is in its best interest and when the cost of seeking such protection is not inordinate. However, no assurance can be given that any patent application will be filed, that any filed applications will result in issued patents or that any issued patents will provide the Company with a competitive advantage or will not be successfully challenged by third parties. The protections afforded by patents will depend upon their scope and validity, and others may be able to design around the Company's patents. The Company's issued patents and any patents which arise from the Company's licensed application would provide competitive protection, if at all, only in the United States. The Company has not, to date, pursued foreign patents equivalent to those issued or applied for in the United States.

  Other entities have filed patent applications for or have been issued patents concerning various aspects of HA-related products or processes. There can be no assurance that the products or processes developed by the Company will not infringe the patent rights of others in the future. Any such infringement may have a material adverse effect on the Company's business, financial condition and results of operations. In particular, the Company has received notice from the PTO that a third party is attempting to provoke a patent interference with respect to one of the Company's co-owned patents covering the use of INCERT for post-surgical adhesion prevention. Although the Company believes that an interference will be declared by the PTO, it is too early to determine the merits of the interference or the effect, if any, the interference will have on the Company's marketing of INCERT for this use. The existence of the interference proceeding may have a negative impact on the marketing of the INCERT product, and no assurance can be given that the Company would be successful in any such interference proceeding. If the third-party interference were to be decided adversely to the Company, involved claims of the Company's patent would be cancelled, the Company's marketing of the INCERT product may be materially and adversely affected and the third party may enforce patent rights against the Company which could prohibit the sale and use of the INCERT products, which could have a material adverse effect on the Company's future operating results.

  The Company also relies upon trade secrets and proprietary know-how for certain unpatented aspects of its technology. To protect such information, the Company requires all employees, consultants and licensees to enter into confidentiality agreements limiting the disclosure and use of such information. There can be no assurance that these agreements provide meaningful protection or that they will not be breached, that the Company would have adequate remedies for any such breach, or that the Company's trade secrets, proprietary know-how, and technological advances will not otherwise become known to others. In addition, there can be no assurance that, despite precautions taken by the Company, others have not and will not obtain access to the Company's proprietary technology. Further, there can be no assurance that third parties will not independently develop substantially equivalent or better technology.

  Pursuant to the AMVISC supply contract the Company has agreed to grant Chiron Vision a royalty-free, worldwide, exclusive license to the Company's manufacturing and product inventions which relate to AMVISC products, effective on December 31, 2001, the termination date of the AMVISC supply contract which became effective on January 1, 1997. Upon expiration of the AMVISC supply contract, there can be no assurance that Chiron Vision will continue to use the Company to manufacture AMVISC and AMVISC Plus. If Chiron Vision discontinues the use of the Company as a manufacturer after such time, the Company's business, financial condition and results of operations could be materially and adversely affected.


Risks Associated with Manufacturing

  The Company's results of operations are dependent upon the continued operation of its manufacturing facility in Woburn, Massachusetts. The operation of biomedical manufacturing plants involves many risks, including the breakdown, failure or substandard performance of equipment, natural and other disasters, and the need to comply with the requirements of directives of government agencies, including the FDA. In addition, the Company relies on a single supplier for syringes and a small number of suppliers for a number of other materials required for the manufacturing and delivery of its HA products. Furthermore, manufacturing processes and research and development efforts of the Company involve animals and products derived from animals. The utilization of animals in research and development and product commercialization is subject to increasing focus by animal rights activists. The activities of animal rights groups and other organizations that have protested animal based research and development programs or boycotted the products resulting from such programs could cause an interruption in the Company's manufacturing processes and research and development efforts. The occurrence of material operational problems, including but not limited to the events described above, could have a material adverse effect on the Company's business, financial condition and results of operations during the period of such operational difficulties.


No Assurance of Ability to Manage Growth

  The Company's future success depends on substantial growth in product sales. There can be no assurance that such growth can be achieved or, if achieved, can be sustained. There can be no assurance that if substantial growth in product sales and the demand for the Company's products is achieved, the Company will be able to (i) develop the necessary manufacturing capabilities,
(ii) obtain the assistance of additional marketing partners, (iii) attract, retain and integrate the required key personnel, or (iv) implement the financial, accounting and management systems needed to manage growing demand for its products, should it occur. Failure of the Company to successfully manage future growth could have a material adverse effect on the Company's business, financial condition and results of operations.

Third Party Reimbursement and Health Care Cost Containment Initiatives

  In the U.S. and other markets, health care providers, such as hospitals and physicians, that purchase health care products, such as the Company's products, generally rely on third party payors, including Medicare, Medicaid and other health insurance and managed care plans, to reimburse all or part of the cost of the health care product. Reimbursement by a third party payor may depend on a number of factors, including the payor's determination that the use of the Company's products are clinically useful and cost-effective, medically necessary and not experimental or investigational. Since reimbursement approval is required from each payor individually, seeking such approvals can be a time consuming and costly process which, in the future, could require the Company or its marketing partners to provide supporting scientific, clinical and cost-effectiveness data for the use of the Company's products to each payor separately. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and third party payors are increasingly attempting to contain the costs of health care products and services by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing in some cases to provide coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. In addition, Congress and certain state legislatures have considered reforms that may affect current reimbursement practices, including controls on health care spending through limitations on the growth of Medicare and Medicaid spending. There can be no assurance that third party reimbursement coverage will be available or adequate for any products or services developed by the Company. Outside the U.S., the success of the Company's products is also dependent in part upon the availability of reimbursement and health care payment systems. Lack of adequate coverage and reimbursement provided by government and other third party payors for the Company's products and services could have a material adverse effect on the Company's business, financial condition and results of operations.

Need for Additional Funds; Liquidity

  The Company's future capital requirements and the adequacy of available funds will depend on numerous factors, including market acceptance of its existing and future products, the successful commercialization of products in development, progress in its product development efforts, the magnitude and scope of such efforts, progress with preclinical studies, clinical trials and product clearances by the FDA and other agencies, the cost and timing of its efforts to expand its manufacturing capabilities, the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights, competing technological and market developments, and the development of strategic alliances for the marketing of certain of its products. To the extent that funds generated from the Company's operations, together with the Company's existing capital resources and the net proceeds of this offering are insufficient to meet future requirements, the Company will be required to obtain additional funds through equity or debt financings, strategic alliances with corporate partners and others, or through other sources. The terms of any future equity financings may be dilutive to the Company's stockholders and the terms of any debt financings may contain restrictive covenants which limit the Company's ability to pursue certain courses of action. The ability of the Company to obtain financing is dependent on the status of the Company's future business prospects as well as conditions prevailing in the relevant capital markets. No assurance can be given that any additional financing will be made available to the Company or will be available on acceptable terms should such a need arise.

Exposure to Product Liability Claims

  The testing, marketing and sale of human health care products entail an inherent risk of allegations of product liability, and there can be no assurance that substantial product liability claims will not be asserted against the Company. Although the Company has not received any material product liability claims to date and has a $1 million insurance policy to cover such claims should they arise, there can be no assurance that material claims will not arise in the future or that the Company's insurance will be adequate to cover all situations. Moreover, there can be no assurance that such insurance, or additional insurance, if required, will be available in the future or, if available, will be available on commercially reasonable terms. Any product liability claim, if successful, could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence Upon Key Personnel

  The Company is highly dependent on the members of its management and scientific staff, the loss of one or more of whom could have a material adverse effect on the Company. In addition, the Company believes that its future success will depend in large part upon its ability to attract and retain highly skilled, scientific, managerial and manufacturing personnel. The Company faces significant competition for such personnel from other companies, research and academic institutions, government entities and other organizations. There can be no assurance that the Company will be successful in hiring or retaining the personnel it requires. The failure to hire and retain such personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

Uncertainty of Estimates

  To assist investors in evaluating the Company, this Prospectus (including the documents incorporated herein by reference) contains certain estimates of market size and market share for the Company's and its competitors' HA products. These estimates have been derived by the Company on the basis of its analysis of industry reports, press releases and market research reports compiled by independent third-party sources which the Company believes to be reliable. However, all such estimates are inherently subject to uncertainties, and the Company is unable to determine with a degree of certainty the size of the market for certain HA based products and the market share held by its products.

  This Prospectus also reflects the Company's estimates regarding future regulatory submission dates. Regulatory submissions can be delayed, or plans to submit applications for product approvals can be canceled, for a number of reasons, including the receipt of unfavorable preclinical or clinical study results, changes in regulations, adoption of new or unanticipated enforcement of existing regulations, technological developments and competitive developments. Accordingly, no assurances can be given that the Company's anticipated submissions will be made on their target dates, or at all. Delays in such submissions could have a material adverse effect on the Company's business, financial condition and results of operations.


Environmental Regulation

  The Company is subject to a variety of local, state and federal government regulations relating to the storage, discharge, handling, emission, generation, manufacture and disposal of toxic, or other hazardous substances used in the manufacture of the Company's products. Any failure by the Company to control the use, disposal, removal or storage of hazardous chemicals or toxic substances could subject the Company to significant liabilities, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Risks Relating to International Operations

  Approximately 10% of the Company's product sales during 1997 were generated in international markets through marketing partners. The Company's representatives, agents and distributors which sell products in international markets are subject to the laws and regulations of the foreign jurisdictions in which they operate and in which the Company's products are sold. A number of risks are inherent in international sales and operations. For example, the volume of international sales may be limited by the imposition of government controls, export license requirements, political instability, trade restrictions, changes in tariffs, difficulties in managing international operations, import restrictions and fluctuations in foreign currency exchange rates. Such changes in the volume of sales may have an adverse effect on the Company's business, financial condition and results of operations.


Potential Volatility of Stock Price; No Control Over Market Making

  The market price of shares of the Company's Common Stock may be highly volatile. Factors such as announcements of new commercial products or technological innovations by the Company or its competitors, disclosure of results of clinical testing or regulatory proceedings, governmental regulation and approvals, developments in patent or other proprietary rights, public concern as to the safety of products developed by the Company and general market conditions may have a significant effect on the market price of the Company's Common Stock. The trading price of the Company's Common Stock could be subject to wide fluctuations in response to quarter-to-quarter variations in the Company's operating results, material announcements by the Company or its competitors, governmental regulatory action, conditions in the health care industry generally or in the medical products industry specifically, or other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced extreme price and volume fluctuations which have particularly affected the market prices of many medical products companies and which often have been unrelated to the operating performance of such companies. The Company's operating results in future quarters may be below the expectations of equity research analysts and investors. In such event, the price of the Common Stock would likely decline, perhaps substantially.

  No person is under any obligation to make a market in the Common Stock or publish research reports on the Company, and any person making a market in the Common Stock or publishing research reports on the Company may discontinue market making or publishing such reports at any time without notice. There can be no assurance that an active public market in the Common Stock will develop or, if developed, will be sustained.


Lack of Payment of Dividends on Common Stock

  The Company has never paid cash dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future. The Company currently intends to retain any future earnings for use in the Company's business.


Possible Adverse Effect of Certain Anti-Takeover Provisions

  Certain provisions of the Company's Restated Articles of Organization and Amended and Restated By-laws could have the effect of discouraging a third party from pursuing a non-negotiated takeover of the Company and preventing certain changes in control. These provisions include a classified Board of Directors, advance notice to the Board of Directors of stockholder proposals, limitations on the ability of stockholders to remove directors and to call stockholder meetings, the provision that vacancies on the Board of Directors be filled by a majority of the remaining directors, the ability of the Board of Directors to issue, without further stockholder approval, preferred stock with rights and privileges which could be senior to the Common Stock and the ability of the Board of Directors to adopt a shareholder rights plan without seeking stockholder approval. The
Company also is subject to Chapter 110F of the Massachusetts General Laws which, subject to certain exceptions, prohibits a Massachusetts corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. These provisions could discourage a third party from pursuing a takeover of the Company at a price considered attractive by many stockholders, since such provisions could have the effect of preventing or delaying a potential acquiror from acquiring control of the Company and its Board of Directors.

                         USE OF PROCEEDS

  The Company received proceeds in the amount of $668,136 upon exercise of the Warrants. Such proceeds will be added to the Company's working capital and used for general corporate purposes. The Company will not otherwise receive any of the proceeds from the sale of Common Stock offered hereby.

                       SELLING STOCKHOLDERS

  The following table provides the name of and the number of Shares offered for sale by the Selling Stockholder in the Offering. Since the Selling Stockholder may sell all, some or none of their Shares, no estimate can be made of the number or percentage of Shares that the Selling Stockholder will own upon completion of the Offering. Assuming that all of the Shares offered hereby are sold, the Selling Stockholder will not own more than 1% of the outstanding shares of the Company's Common Stock after the Offering.

       The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholder named below.

                               Shares Owned as of       Shares Offered
Name                           February 4, 1998         Hereby
Leerink, Swann, Garrity,
Sollami Yaffe & Wynn, Inc.     203,700                  203,700
______________________

    Leerink, Swann, Garrity, Sollami, Yaffe & Wynn, Inc. (the "Placement Agent" or "Selling Stockholder") acted as placement agent in connection with a private placement transaction to accredited investors. In consideration of its services, the Company paid the Placement Agent a fee of 8% of the gross purchase price for the shares and, in addition, granted to the Placement Agent warrants to purchase 146,664 shares of the Company's
Common Stock exercisable at $3.00 per share and warrants to purchase
57,036 shares of Common Stock exercisable at $4.00 per share (collectively, the "Warrants"). Eric Swann, a principal of the Placement Agent, is the adult son of the Chairman of the Board of Anika.

    The Shares which are offered for sale by the Selling Stockholder were acquired upon the exercise of the Warrants. In connection with the issuance of the Warrants, the Company agreed to register the Shares to be received upon exercise of the Warrants and to use its reasonable efforts to file a registration statement with the Commission registering such Shares. See "Plan of Distribution."

    The Selling Stockholder represented in the Warrant Agreement pursuant to which it was granted the right to purchase shares of the Company's Common Stock, that it was purchasing the Shares from the Company without any present intention of affecting a distribution of the Shares. In recognition of the fact, however, that investors may want to be able to sell their Shares when they consider appropriate, and in accordance with its agreement in the Stock Purchase Agreement dated February 29, 1996, and that certain Letter Agreement dated August 27, 1997, the Company has filed with the Commission a registration statement on Form S-3 (of which this Prospectus is a part) with respect to the sale of the Shares by the Selling Stockholder from time to time. The Company will prepare and file such amendments and supplements to the registration statement as may be necessary to keep it effective for a period of (90) days.

                       PLAN OF DISTRIBUTION

    The Shares offered hereby may be sold from time to time by the Selling Stockholder on NASDAQ on terms to be determined at the times of such sales.
The Selling Stockholder may also make private sales directly or through a broker or brokers. Alternatively, the Selling Stockholder may from time to time offer Shares offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Stockholder and/or the purchasers of the Shares offered hereby for whom such underwriters, dealers or agents may act. The Selling Stockholder and any dealers or agents that participate in the distribution of the Shares offered hereby may be deemed to be "underwriters" as defined in the Securities Act and any profit on the sale of such Shares offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Stockholder from sales of the Shares offered by the Selling Stockholder hereby will be the purchase price of such Shares less any broker's commissions required to be paid by such Selling Stockholder.

    The Shares offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

    In order to comply with the securities laws of certain states, if applicable, the Shares offered hereby will be sold by the Selling Stockholder in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares offered hereby may not simultaneously engage in market making activities with respect to the
Shares for a period beginning on the later of five business days prior to the determination of the offering price for the Shares or such time that
such person becomes a participant in the distribution.   In addition, and
without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, the provisions of which may limit the timing of purchases and sales of Shares by the Selling Stockholder.

    The Company will pay the expenses incurred by the Company in connection with the registration with the Commission of the Shares offered hereby (other than underwriting discounts and selling commissions, any applicable transfer taxes and the fees and expenses of counsel or other advisors to the Selling Stockholder).

                          LEGAL MATTERS

    The validity of the issuance of the Shares offered hereby will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. As of February 6, 1998, Richard E. Floor, whose professional corporation is a partner in the firm of Goodwin, Procter & Hoar LLP, beneficially owned 28,390 shares of Common Stock.


                             EXPERTS

    The financial statements and schedules of Anika Therapeutics, Inc. as of and for the years ended August 31, 1996 and August 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

     No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Stockholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                        TABLE OF CONTENTS

                                                             Page
Available Information. . .                                    2

Incorporation of Certain
  Documents by Reference . .                                  2

Risk Factors . .                                              4-12

The Company. . .                                              3

Use of Proceeds. . .                                          13

Selling Stockholders . .                                      13

Plan of Distribution . .                                      13-14

Legal Matters. . .                                            14

Experts. . .                                                  14

                       ____________________


                          203,700 Shares




                      Anika Therapeutics,
                              Inc.


                           Common Stock








                            PROSPECTUS








                        February 12, 1998

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

    The expenses in connection with the issuance and distribution of the Shares being registered are set forth in the following table (all amounts except the registration fee are estimated):

    Registration fee                                   $   479
    Legal fees and expenses                             12,000
    Miscellaneous                                        3,000
                                                       -------
          Total                                        $15,479
                                                       =======

    All expenses referenced above will be borne by the Company.


Item 15.  Indemnification of Directors and Officers.

    The Company is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.

    Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

    The Articles of Organization of the Company (see Exhibit 4.1) provide for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

    The Company and its directors and officers currently carry liability insurance.

Item 16.  Exhibits.

Exhibit No.  Description
4.1          Restated Articles of Organization.(1)
4.2          Certificate of Vote of Directors Establishing a Series of a
             Class of Stock.(2)
4.3          Form of Stock Purchase Agreement dated as of February 29, 1996 containing undertaking by  the Company to register shares of
             Common Stock.(3)
4.4          Warrant Agreement dated as of April 1, 1996 relating to 146,664 shares of Common Stock.(3)
4.5          Warrant Agreement dated as of April 1, 1996 relating to 57,036 shares of Common Stock.(3)
4.6          Letter Agreement dated as of August 27, 1997 between the Company and Leerink, Swann, Garrity, Sollami, Yaffe & Wynn, Inc.(4)
5.1          Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the
             Shares being registered.
23.1         Consent of Accountants.
23.2         Consent of Goodwin, Procter & Hoar  LLP (included in Exhibit 5.1 hereto).
24.1         Powers of Attorney (included on signature page of Registration
             Statement as filed).
___________________

(1) Incorporated by reference to Exhibit 3.1 to the Company's Registration
Statement on Form 10 as filed with the Commission on March 5, 1993.
(2) Incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q/A for the quarterly period ended May 31, 1995 as filed with the Commission on July 29, 1995.
(3) Incrporated by reference to Exhibits to the Company's Registration
Statement on Form S-3 as filed with the Commission on April 18, 1996.
(4) Incorporated by reference to Exhibits to the Company's Registration
Statement on Form SB-2 as filed with the Commission on October 29, 1997.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Shares offered therein, and the offering of such Shares at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the Shares being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Shares offered therein, and the offering of such Shares at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Anika Therapeutics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 12th day of February, 1998.

                                   Anika Therapeutics, Inc.


                                   By:/s/ J. Melville Engle
                                      ---------------------
                                      J. Melville Engle
                                      President (Principal Executive Officer)
                                      and Director

                        POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Anika Therapeutics, Inc. hereby constitute and appoint
J. Melville Engle and Sean F. Moran, and each of them singly, as our true and lawful attorney-in-fact and agent, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Anika Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                 Capacity                       Date
 /s/ David A. Swann          Chairman of the Board          February 12, 1998
     --------------
     David A. Swann

 /s/ Joseph L. Bower         Director                       February 12, 1998
     ---------------
     Joseph L. Bower

 /s/ Eugene A. Davidson      Director                       February 12, 1998
     ------------------
     Eugene A. Davidson

 /s/ Jonathan D. Donaldson   Director                       February 12, 1998
     ---------------------
     Jonathan D. Donaldson

 /s/ Samuel McKay            Director                       February 12, 1998
     ------------
     Samuel McKay

 /s/ Harvey Sadow            Director                       February 12, 1998
     ------------
     Harvey Sadow

 /s/ Steven E. Wheeler       Director                       February 12, 1998
     -----------------
     Steven E. Wheeler

                             President (Principal Executive February 12, 1998
 /s/J. Melville Engle        Officer) and Director
    -----------------
    J. Melville Engle

                             Vice President of Finance and  February 12, 1998
 /s/ Sean F. Moran           Treasurer (Principal Financial
     -------------           and Accounting Officer)
     Sean F. Moran

                          EXHIBIT INDEX

Exhibit No. Description
4.1         Restated Articles of Organization.(1)
4.2         Certificate of Vote of Directors Establishing a Series of a Class
            of Stock.(2)
4.3         Form of Stock Purchase Agreement dated as of February 29, 1996 containing undertaking by the Company to register shares of
            Common Stock.(3)
4.4         Warrant Agreement dated as of April 1, 1996 relating to 146,664 shares of Common Stock.(3)
4.5         Warrant Agreement dated as of April 1, 1996 relating to 57,036 shares of Common Stock.(3)
4.6         Letter Agreement dated as of August 27, 1997 between the Company and Leerink, Swann, Garrity, Sollami, Yaffe & Wynn, Inc.(4)
5.1         Opinion of Goodwin, Procter & Hoar  LLP as to the legality of the
            Shares being registered.
23.1        Consent of Accountants.
23.2        Consent of Goodwin, Procter & Hoar  LLP (included in Exhibit
            5.1 hereto).
24.1        Powers of Attorney (included on signature page of Registration
            Statement as filed).
_______________________

(1)       Incorporated by reference to Exhibit 3.1 to the Company's
          Registration Statement on Form 10 as filed with the Commission on March 5, 1993.
(2)       Incorporated by reference to Exhibit 3.1 to the Company's Form
          10-Q/A for the quarterly period ended May 31, 1995 as filed with the Commission on July 29, 1995.
(3)       Incorporated by reference to Exhibits to the Company's Registration
          Statement on Form S-3 as filed with the Commission on April 18, 1996.
(4)       Incorporated by reference to Exhibits to the Company's Registration
          Statement on Form SB-2 as filed with the Commission on October 29, 1997.

                                   Exhibit 5.1



February 12, 1998


Anika Therapeutics, Inc.
236 West Cummings Park
Woburn, MA 01801

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to Anika Therapeutics, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to 203,700 shares of common stock, par value $.01 per share, of the Company (the "Shares"), sold by the Company upon the exercise of certain outstanding warrants (the "Warrants"). The Warrants were granted by the Company pursuant to two Warrant Agreements (the "Warrant Agreements") each dated as of April 1, 1996 between the Company and the warrantholder named therein (the "Warrantholder").

As counsel for the Company, we have examined the Warrant Agreements, the Company's Amended and Restated Articles of Organization and By-laws, each as presently in effect, the Registration Statement and the exhibits thereto and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have also relied upon representations from the Company as to certain factual matters relevant to this opinion.

We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

Based on the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and non-assessable by the Company.

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,



GOODWIN, PROCTER & HOAR  LLP

                                             Exhibit 23.1


 Independent Auditors' Consent

The Board of Directors
Anika Therapeutics, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.




                                             KPMG Peat Marwick LLP


Boston, Massachusetts
February 12, 1998